Exhibit 99.1

Abtech Holdings, Inc. Secures $3.5 Million in

Private Placement of Convertible Promissory Notes

Scottsdale, AZ, – December 10, 2013 – Abtech Holdings, Inc. (OTC QB: ABHD) (“AbTech” or the “Company”), a full-service environmental technologies and engineering firm dedicated to providing innovative solutions to communities, industry and governments addressing issues of water pollution and contamination, today announced that it has closed on a private placement totaling $3.5 million of 6.5% Senior Secured Convertible Notes (the “Notes”). The Notes have a two-year term and are convertible into shares of the Company’s common stock at a price of $0.53 per share. The Notes are accompanied by detachable, 5-year warrants for the number of shares equal to the principal amount of the Note multiplied by twenty percent (20%) and divided by $0.70.

AbTech intends to use the net proceeds from the sale of the Notes to eliminate any portion of the existing $2.3 million of short-term debt that does not convert to common stock prior to maturity; fund operations including the fulfillment of the design, build, operate contract for storm water systems in Nassau County, New York; and to pursue targeted, active business development initiatives.

“The capital we receive from this raise enables us to restructure our existing short-term debt to a two-year maturity on the same conversion terms as the current debt. Management is pursuing other non-convertible debt financing to fund expected capital expenditures without causing further dilution. However, with this current financing completed, management will be better able to focus its efforts on accelerating and growing our targeted business opportunities without the distraction of immediate cash flow constraints imposed by short-term debt,” commented Glenn R. Rink, founder, president and CEO of AbTech. “As we closely manage costs relative to our revenue build-up, it is imperative that we carefully maximize utilization of management to focus on growing and replicating our revenue.

Axiom Capital Management, Inc. acted as sole placement agent in connection with the financing, and has been either lead or a significant participant in the Company’s three prior financings.

Investor Contact:

Yvonne L. Zappulla

Managing Director

Grannus Financial Advisors, Inc.

212-681-4108

Yvonne@GrannusFinancial.com

or

Lane J. Castleton

Chief Financial Officer

Abtech Holdings, Inc.

480-874-4000

lcastleton@abtechindustries.com

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ABOUT ABTECH HOLDINGS, INC. (OTC QB: ABHD) AND ABTECH INDUSTRIES, INC.

AbTech Industries, Inc. (a subsidiary of Abtech Holdings Inc.) is a full-service environmental technologies and engineering firm dedicated to providing innovative solutions to communities, industry and governments addressing issues of water pollution and contamination. Its products are based on polymer technologies capable of removing hydrocarbons, sediment and other foreign elements in stormwater runoff (ponds, lakes and marinas), flowing water (curbside drains, pipe outflows, rivers and oceans), and industrial process and wastewater. AbTech's offerings include the ground-breaking new antimicrobial technology called Smart Sponge® Plus. This technology is effective in reducing coliform bacteria found in stormwater, industrial wastewater, and municipal wastewater. Smart Sponge® Plus is registered with the Environmental Protection Agency (Registration #86256-1). AbTech's teams of water treatment technology experts, civil and environmental engineers, and field operations specialists develop solutions to improve the quality of our limited water resources. AEWS Engineering (a subsidiary of Abtech Holdings, Inc.), is an independent engineering civil and environmental engineering firm partnered with top research and engineering universities. By focusing on bringing new engineering and technology innovation to the water infrastructure sector, AEWS is positioned to be at the forefront of stormwater Best Management Practices development and to deliver the latest in design excellence to its customers. For more information please visit www.abtechindustries.com. More information on AEWS Engineering can be found at www.aewsengineering.com.

This news release contains "forward-looking statements" which are not purely historical and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, the development, costs and results of new business opportunities. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with new projects. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

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